MERGER SEVERANCE BENEFIT PROGRAM
                                                                    Exhibit 10.9

     A.   Covered Employees:

          Subject to paragraph B below, the Merger Severance Benefit (as hereinafter defined) will be provided to any employee whose employment is terminated within six months after a Change of Control (as herein defined).

     B.   Limitations on Change of Control Benefits

               1. General. No employee will be eligible for a Merger Severance Benefit if (a) his employment is terminated for "Cause", (b) he is a temporary employee, (c) his compensation with the Bank is more than 50% commission-based, or (d) he is offered a Comparable Position within the Bank and refuses to accept such position.

               2. Cause. The term "Cause" shall mean and include (a) neglect of or refusal to perform, other than as a result of sickness, accident or similar cause beyond an employee's reasonable control, any duty or responsibility as an employee of the Bank after written notice by the Bank to the employee; (b) any material breach by the employee of any agreement to which the employee and the Bank are both parties; (c) dishonesty with respect to the Bank or the commission of any crime (other than minor traffic violations); or (d) any material misconduct or material neglect of duties by the employee in connection with the business or affairs of the Bank. The foregoing definition of Cause is in no way intended to limit or qualify the right of the Bank to terminate any person's employment for any reason.

               3. Comparable Position. A comparable position shall mean a position which is offered to an employee where there is no reduction in base salary or scheduled hours, and where the employee is not required to commute more than 35 miles further than the employee's present commute.

     C.   Definition of "Change of Control":

          A "Change of Control" will be deemed to have occurred

          1. If there is a merger or consolidation of the Bank with any other bank or corporation and the voting securities of the Bank outstanding immediately prior to such merger or consolidation do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the
               voting   securities  of  the  Bank  or  such   surviving   entity
               immediately after such merger or consolidation, or
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          2.   When any person or entity or group of persons or entities  either related or acting in concert becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) of securities of the Bank representing more than fifty percent (50%) of the total number of votes that may be cast for the election of directors of the Bank, or

          3. If the Bank sells all or substantially all of its assets to another bank or corporation, other than in a transaction in which the voting securities of the Bank outstanding immediately prior to such transaction continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Bank or such surviving entity immediately after such transaction, or

          4. If during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who are Continuing Directors (as herein defined) cease for any reason to constitute at least a majority of the Board of Directors of the Bank. For this purpose, a "Continuing Director" shall mean
               (a) an individual who was a director of the Bank at the beginning of such period or (b) any new director (other than a director designated by a person who has entered into any agreement with the Company to effect a transaction described in clause (1), (2) or (3) of this Paragraph C) whose election by the Board or nomination for election by the Bank's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved.

          D.   "Merger Severance Benefit" Defined.

               The Merger Severance Benefit hereunder shall include each of the following three items:

               1. Payment in one lump sum as of date of termination of employment of a severance benefit equal to the greater of
                    (i) two weeks Base Salary for each year of service (with partial years of service included in the calculation on a pro-rated basis), up to a maximum benefit of 26 weeks Base Salary; or (ii) the applicable Minimum Benefit set forth in paragraph E below; and

               2. Continuation of health benefits and life insurance benefits for a period of time after termination equal to the number of weeks (and partial weeks) of Base Salary to which the employee is entitled under the preceding paragraph, on the same terms and conditions as though the employee had remained an active employee; and
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               3.   After  the  end of the  period  during  which  benefits  are continued under the preceding paragraph, COBRA benefits determined as though employment had terminated at the end of such period.

               For purposes of this paragraph D and paragraph E below, "Base Salary" shall not include bonus payments, 401(k) matching payments, pension payments, or other payments not specifically provided for under this program. However, the lump sum payment made under section D(1) above will be "W-2 income" from which a 401(k) employee contribution will be automatically deducted (and in connection with which a 401(k) employer matching contribution will be made) to the extent that the employee is a participant in the 401(k) plan as of the date of termination of employment (it being understood that employees may withdraw from the 401(k) plan at any time prior to such date of termination of employment).

          E.   Minimum  Benefit.   Subject  to  the  limitations  set  forth  in
               paragraph B(1) above:

               1. All officers of the level of Vice President and above shall receive the maximum benefit of 26 weeks Base Salary; and

               2. All other elected and appointed officers shall receive at least 13 weeks Base Salary; and

               3. All other full-time employees shall receive at least 2 weeks Base Salary; and

               4. All part-time employees shall receive at least 2 weeks Base Salary.

          F. Continuation of Benefits for Commissioned Employees. Although employees whose compensation is more than 50% commission-based are not generally eligible for Merger Severance Benefits, as set forth in paragraph B above, such employees shall be entitled to:

          1. Continuation of health insurance benefits for a period of six months (in the case of vice presidents and assistant vice presidents) or three months (in the case of all other such employees) after termination, on the same terms and conditions as though such employee had remained an active employee during such period; and

          2. After the end of the period during which health benefits are continued under clause (1) above, COBRA benefits determined as though employment had terminated at the end of such period.

          G. Offset for Amounts Received Under Other Agreements or Laws. Merger Severance Benefits payable pursuant to this program shall be reduced by the amount of any equivalent severance pay benefits payable to an officer under any employment or change of control contract or to any employee under any "tin parachute", WARN or similar law.
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          H.   Withholding.  All payments will be subject to usual and customary
               withholding  and  co-payments  by  employees  for  health,   life
               insurance and dental benefits. The Bank shall have the right to withhold from lump sum amounts otherwise payable the aggregate amount of any co-payments required to be made by employees with respect to employee benefit programs which are continued under the Merger Severance Program.

          I Parachute Payment. In the event that any severance payment otherwise payable under this Plan exceeds in the aggregate the amount that may be deducted by the Bank by reason of the operation of Section 280G of the Internal Revenue Code of 1986, as amended, the amount of such payments shall be reduced to the maximum which can be deducted by the Bank. This provision shall not be deemed to modify or otherwise have any impact on any individual retirement plan or employment or severance agreement between the Bank and any employee of the Bank.